UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2023

Berenson Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40843	87-1070217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 18th Floor New York, NY	10065
(Address of principal executive offices)	(Zip Code)

(212) 935-7676

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BACA	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase Agreement

On December 21, 2023, Berenson Acquisition Corp. I, a Delaware corporation (“BACA” or “Company”), entered into a share purchase agreement (the “Share Purchase Agreement”) with ACM ARRT N LLC, a Delaware limited liability company and special purpose vehicle (the “Investor”), pursuant to which BACA issued 1,000,000 shares of BACA’s Series A Convertible Preferred Stock, par value $0.0001 per share (collectively, the “Series A Preferred Shares” and each, a “Series A Preferred Share”), for a purchase price of $260.00 per share representing an aggregate purchase price of $260,000,000.00 (the “Aggregate Purchase Price”). Each Series A Preferred Share may be converted at the election of the holder thereof into twenty-six (26) shares of BACA’s Class A common stock, $0.0001 per share (“Common Stock”) on the date of the Closing (as defined below) and each Series A Preferred Share not so converted, will automatically be redeemed by BACA for $260 per Series A Preferred Share on the first business day after the date of the Closing, each as further described in “Item 5.03 Amendments to Articles of Incorporation or Bylaws” below.

The foregoing summary of the Share Purchase Agreement is qualified in its entirety by reference to the text of the Share Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Share Forward Transaction

On December 21, 2023, BACA (BACA is referred to in the Confirmation Agreement (as defined below) as the “Counterparty” prior to the consummation of the Business Combination (as defined in the Confirmation Agreement), while the post-Business Combination combined company is referred to as the “Counterparty” in the Confirmation Agreement) and the Investor (referred to as “Seller” in the Confirmation Agreement) entered into the Confirmation Agreement for the Cash-Settled Equity Derivative Transaction (the “Confirmation Agreement” and the transactions contemplated by the Confirmation Agreement together with the Pricing Date Notice(s), a form of which is attached as Schedule A to the Confirmation Agreement, the “Share Forward Transaction”) with respect to, prior to the closing of the Business Combination (such closing, the “Closing”), Series A Preferred Shares, and, after the Closing, shares of Common Stock into which one or more Series A Preferred Shares are converted on the Conversion Date (as defined below) pursuant to the Certificate of Designation (as defined below) (the “Shares”) at the initial price of, prior to the Closing, $260.00 and, after the Closing with respect to the shares of Common Stock into which one or more of the Series A Preferred Shares are converted on the Conversion Date pursuant to the Certificate of Designation, $10.00 (the “Initial Price”). The “Maximum Number of Shares” subject to the Share Forward Transaction is 1,000,000 Series A Preferred Shares, and then such number of shares of Common Stock into which the Series A Preferred Shares have been converted on the Conversion Date pursuant to the Certificate of Designation; provided that, the Maximum Number of Shares is reduced upon the Closing by the number of Redeemed Shares (as defined below), but in no event following such reduction, will the Maximum Number of Shares be more than 6,000,000 shares of Common Stock following the Closing.

On the Redemption Date (as defined below), pursuant to the Certificate of Designation BACA will, except to the extent prohibited by Delaware law governing distributions to stockholders, be required to redeem any Series A Preferred Shares that were not converted into shares of Common Stock on the Conversion Date pursuant to the Certificate of Designation (“Redeemed Shares”). Upon such redemption, (i) Seller is required to return the Redeemed Shares to the Counterparty, (ii) Seller will retain the Prepayment Amount relevant to the Redeemed Shares, and (iii) the number of shares subject to the Share Forward Transaction will be reduced by such number of Redeemed Shares. To the extent Seller chooses, in its sole discretion, to convert Series A Preferred Shares into an amount of Class A shares of Common Stock in excess of the Maximum Number of Shares, Seller will retain such Series A Preferred Shares and release to the Counterparty the corresponding Prepayment Amount.

At BACA’s sole option, upon 45 days’ written notice to Seller (the “PIPE Notice”), which notice would include the reasonably estimated total number of outstanding shares of Common Stock on a post-Closing pro forma basis, BACA may request that Seller enter into a mutually agreeable PIPE subscription agreement to commit to purchase an amount up to (i) $1.00 multiplied by (ii) the number of Shares Seller identifies in a preliminary notice in substantially the form of the Pricing Date Notice, to be delivered by Seller within two (2) trading days following receipt of the PIPE Notice, with each Share to be purchased in the PIPE to be purchased by Seller at $6.00 per share (the “PIPE Transaction”); provided that Seller shall have no obligation to purchase shares in the PIPE Transaction if Seller provides written notice to Counterparty at least 30 days prior to the Closing that Seller will not be purchasing shares in the PIPE Transaction. Should Seller decline to purchase PIPE shares, BACA may terminate the Confirmation Agreement without penalty (but shall still be responsible for payment of Consideration Shares (as defined below) to Seller and reimbursement of certain legal fees and operating expenses). Upon any such termination, Seller will return the Recycled Shares (as defined in the Confirmation Agreement) to Counterparty and Seller will retain the Prepayment Amount for the Recycled Shares. The shares purchased by Seller in the PIPE Transaction may be sold by Seller at any time and at any price, subject to the requirements of securities laws, without payment by Seller to Counterparty of any Early Termination Obligation (as defined below). In the event the Counterparty enters into one or more other similar subscription agreements, with any other investor at any time during the term of the Share Forward Transaction, that provide for terms materially more favorable to such other investor thereunder than the terms of the PIPE Transaction, the Counterparty will promptly inform Seller of such more favorable terms in writing, and Seller will have the right to elect to have such more favorable terms included in the subscription agreement for the PIPE Transaction, and if Seller has already entered into such subscription agreement for the PIPE Transaction, the parties will promptly amend the subscription agreement for the PIPE Transaction to effect the same.

For purposes of the Share Forward Transaction, the valuation date (the “Valuation Date”) will be the earlier to occur of (a) the date that is three years after the date of the Closing, (b) the date after the Closing specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date will not be earlier than the day such notice is effective) after the occurrence of any of (x) a VWAP Trigger Event (as defined below), (y) a Delisting Event (as defined in the Confirmation Agreement), or (z) a Registration Failure (as defined in the Confirmation Agreement) and (c) the date in which the number of Shares is zero. The VWAP Trigger Event will occur if (i) provided that Seller has purchased shares of Common Stock pursuant to the PIPE Transaction, the volume average price per share (“VWAP Price”), for any 40 trading days during a 60 consecutive trading day-period is below $3.00 per Share, and (ii) provided that Seller does not purchase shares of Common Stock pursuant to the PIPE Transaction, the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period is below $3.00 per Share. On the Valuation Date, the Counterparty is obligated to pay to Seller a cash amount equal to the number of Shares as of the Valuation Date, multiplied by the VWAP Price over the Valuation Period (as defined in the Confirmation Agreement), provided that the amount may be adjusted as follows (as adjusted “Settlement Adjustment Amount”): if the Counterparty, at its option, has requested that Seller purchase Shares in the PIPE Transaction pursuant to the terms of the Confirmation Agreement, then (1) (a) the Maximum Number of Shares less (b) any Terminated Shares (as defined below) as of the Valuation Date, multiplied by (2) $2.00, and in all other cases, then (A) (i) the Maximum Number of Shares less (ii) any Terminated Shares as of the Valuation Date, multiplied by (B) the sum of (i) $1.00 and (ii) the product of (y)(I) the gross proceeds in the PIPE Transaction divided by (II) $6,000,000; provided however, that no Settlement Adjustment Amount shall be due if more than 50% of the Recycled Shares as of the Business Combination have been terminated prior to the Valuation Date.

The Counterparty has agreed to indemnify and hold harmless Seller, its affiliates, assignees and other parties described therein (the “Indemnified Parties”) from and against all losses, claims, damages and liabilities under the Confirmation Agreement and reimburse the Indemnified Parties for their reasonable expenses incurred in connection with such liabilities, subject to certain exceptions described therein, and has agreed to contribute to any amounts required to be paid by any Indemnified Parties if such indemnification is unavailable or insufficient to hold such party harmless.

As consideration for entering into the Share Forward Transaction, Counterparty will either (i) issue to Seller 500,000 Shares of Common Stock upon the Closing (the “Consideration Shares”), or (ii) to the extent Seller has already purchased Consideration Shares in the open market from third parties or otherwise holds such Consideration Shares and so notifies Counterparty prior to the date of the Closing, then on the Prepayment Date (as defined in the Confirmation Agreement), Counterparty will pay to Seller directly from the Seller’s trust account an amount equal to the product of (x) the number of Consideration Shares held by Seller at Closing and (y) the Redemption Price as defined in Section 9.2(a) of the Certificate of Incorporation (as defined below). Such Consideration Shares may be sold by Seller at any time and at any price, subject to the requirements of securities laws, without payment by Seller to Counterparty of any Early Termination Obligation (as defined below).

After the Closing, Seller may, in its absolute discretion, terminate the Share Forward Transaction, in whole or in part, by providing written notice to Counterparty which would specify the quantity by which the number of Shares will be reduced (such quantity, the “Terminated Shares”) and the Counterparty will be entitled to an amount from Seller, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price (as defined below) in respect of such early termination price (an “Early Termination Obligation”). The Reset Price will initially be the Initial Price and upon the conversion of Series A Preferred Shares, the Initial Price will be $10.00 per Share and provided further that the Reset Price may be further reduced by any dilutive agreement executed by the Counterparty (other than certain grants or issuances under Counterparty’s equity compensation plans or shares underlying the warrants issued in connection with the Business Combination or pursuant to the PIPE Transaction).

Without the prior written consent of Seller, Counterparty will not, and Counterparty shall cause the target in the Business Combination to not enter into, negotiate or exchange terms with any other party for any other Share Forward Transaction or any other similar arrangement to the Share Forward Transaction until the earlier action (i) the termination of the Share Forward Transaction and (ii) the Closing.

On December 21, 2023, the Seller issued to the Counterparty Pricing Date Notice with respect to the 1,000,000 Series A Preferred Shares. The parties agreed for the Counterparty to pay the Prepayment Amount ($260,000,000) by netting such amount against the Aggregate Purchase Price owed by the Investor pursuant to the Share Purchase Agreement ($260,000,000).

The foregoing summary of the Confirmation Agreement is qualified in its entirety by reference to the text of the Confirmation Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above, on December 21, 2023, BACA issued the Series A Preferred Shares to the Investor for the Aggregate Purchase Price. As described above, pursuant to the terms of the Share Forward Transaction, the Aggregate Purchase Price ($260,000,000) payable by the Investor under the Share Purchase Agreement was netted against the Prepayment Amount ($260,000,000) payable by BACA under the Confirmation Agreement. No underwriting discounts or commissions were paid in connection with the issuance of Series A Preferred Shares.

The Series A Preferred Shares have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Series A Preferred Shares are made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. No form of general solicitation or general advertising was conducted in connection with the issuance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On December 20, 2023, BACA filed a Certificate of Designation of Series A Convertible Preferred Stock with the Delaware Secretary of State (the “Certificate of Designation”) authorizing up to 1,000,000 Series A Convertible Preferred Stock, par value $0.0001 per share, of BACA (the “Series A Preferred Stock”) and fixing the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock. The Series A Preferred Shares issued pursuant to the Share Purchase Agreement represent all of the 1,000,000 shares of Series A Preferred Stock authorized by the Certificate of Designation.

Pursuant to the Certificate of Designation, holders of Series A Preferred Shares will not be entitled to receive any dividends in respect of the Series A Preferred Shares or have any voting rights except as otherwise required by applicable law. Notwithstanding the foregoing, pursuant to the Certificate of Designation, so long as any Series A Preferred Shares are outstanding, BACA may not, without first obtaining the approval by vote or written consent (in the manner permitted by applicable law) of the holders of at least a majority of the total number of Series A Preferred Shares then outstanding, voting together as a single series, amend the Certificate of Designation in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely; provided, however, that in no event shall the foregoing be construed to permit or entitle the holders of Series A Preferred Shares to vote on any initial Business Combination or any amendment to Article X of BACA’s certificate of incorporation.

Pursuant to the Certificate of Designation, other than with respect to certain conversion and redemption rights described herein, the holders of Series A Preferred Shares have no rights upon the dissolution, liquidation and winding up of BACA. Pursuant to the Certificate of Designation, each Series A Preferred Share may be converted into twenty-six (26) shares of Common Stock at the option of the holder on the closing of business on the earlier of (i) December 20, 2024, (ii) the effective date of the dissolution of BACA and (iii) the closing of the Business Combination (as defined in the certificate of incorporation of BACA) (the “Conversion Date”) provided that the holder of Series A Preferred Shares provides BACA with at least 30 days written notice as provided in the Certificate of Designation. Pursuant to the Certificate of Designation, each Series A Preferred Share outstanding on close of business the first business day following the Conversion Date (the “Redemption Date”) shall, except to the extent prohibited by Delaware law governing distributions to stockholders, be redeemed by BACA.

The foregoing descriptions of the Series A Preferred Shares and Certificate of Designation do not purport to be complete and are qualified in their entirety by the full text of the Certificate of Designation attached hereto as Exhibit 3.1.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock

10.1	Share Purchase Agreement.

10.2	Confirmation Agreement

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERENSON ACQUISITION CORP. I

By:	/s/ Amir Hegazy
	Name:	Amir Hegazy
	Title:	Chief Financial Officer

Date: December 27, 2023